EXHIBIT 10.32


[LOGO] Intertek Testing Services

                                              Intertek Testing Services NA Inc.
                                                               3933 US Route 11
                                                             Cortland, NY 13045
                                                       Telephone (607) 753-6711
                                                             Fax (607) 756-6699
                                                           http://www.itsqs.com




               LISTING, LABELING, AND FOLLOW-UP SERVICE AGREEMENT


     THIS AGREEMENT is made at Cortland, New York, this 6th day of June 1997, by and between ETL TESTING LABORATORIES, INC., (hereinafter sometimes referred to as ETL) and

                             MANSUR INDUSTRIES INC.
-------------------------------------------------------------------------------
                                 (Company Name)

                   8425 SW 129th Terrace Miami, Florida 33156
-------------------------------------------------------------------------------
                                (Company Address)

(hereinafter sometimes referred to as the "Participant" or "Manufacturer").

     The term "Participant" is used to denote a Company that has entered into a relationship with ETL as an "Applicant" (the submitter of a Product to be evaluated under this service), a "Manufacturer" (the manufacturer or assembler of the Product to be evaluated under this service), or the "Company" (the company in whose name the listing is published). The Company herein referred to as the Participant may be an "Applicant," a "Manufacturer," or a "Company," either one, two, or all three. The Participant's relationship with ETL for any particular Product is as established by the Application under which the Product was submitted and any subsequent Applications. Where obligations pertain to a Participant without regard to his specific relationship to ETL, the term "Participant" is used. Where the obligation results from a specific relationship, the term "Applicant", "Manufacturer", or "Company" is used as appropriate.

     ETL provides a service for the testing of Products to recognized national standards for designated specifications and/or codes and evaluation to determine the suitability of the Product for the use intended under its listing. Products listed shall bear specific distinctive markings assigned by ETL to identify the Product and the limitation, if any, of ETL's Listing. Such markings are hereinafter referred to as "Listing Markings."

     Certain devices, equipment, materials, or systems (herein referred to as the "Products") manufactured by or for the Participant have been or will be submitted to ETL for investigation, Listing, Labeling, and Follow-Up Service.

     If submitted Products are found to be eligible for Listing, Labeling, and Follow-Up Service, Listing is published and Follow-Up Service is established. The establishment and maintenance of Listing, Labeling, and Follow-Up Service are contingent upon the execution of this Agreement and upon continued adherence to the terms and conditions of this Agreement by all Participants who are named in the Application under which the Product is submitted.

     The Participant desires to use the ETL Listing Mark in connection with such listed Products, and ETL is willing to permit such use subject to all the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual undertakings and promises set forth in this Agreement, it is agreed that

     1. Upon a determination by ETL that the Products are eligible for Listing, Labeling, and Follow-Up Service, ETL prepares and lends to the Participant while the listing is in effect, a document caused the "Procedure" which may be subsequently modified or supplemented by ETL. The Procedure identifies and describes the listed Products which may use the ETL Listing Mark, specifies certain Requirements for the listed Products, specifies the particular type and form of ETL Listing Mark which must be used on or in connection with the listed Products in accordance with the Procedure, specifies the name of the participant who may apply the ETL Listing Mark and the location at which the Label may be applied to or may be used in connection with the listed Products and may contain other provisions and conditions regarding the listed Products, the use of the ETL Listing Mark, and the conduct of the Follow-Up Service.

     2. The Participant shall use only the Label prescribed by ETL and specified in the Procedure. Except where otherwise specifically authorized, the ETL Listing Mark shall be applied to or shall be used in connection with the listed Product only by the Participant named in the Procedure and only at the location specified in the Procedure or such other location as requested in writing by Participant and authorized in writing by ETL. The Participant shall not use such ETL Listing Mark, nor in any other way make use of ETL's name, abbreviations, or symbols or any other form of reference which may be interpreted to mean the ETL Testing Laboratories, Inc., on or in connection with the Products not listed and authorized by the Procedure, or Products not made in compliance with the Procedure and other Requirements of ETL. The term "Requirements" as used herein shall include (a) the description, specifications, and Requirements contained in the Procedure, (b) the published Standard or Standards, if any, applicable from time to time to the listed Products and, (c) any performance Requirements separately applied as a condition of listing of the Product.

     3. The Listing Marks of the ETL Testing Laboratories, Inc., ETL's name or abbreviation, or any other form of reference which may be interpreted to mean ETL Testing Laboratories, Inc., shall not be used on the Product or its container or packaging, except in the form or manner specified in the procedure or in other applicable agreements.

     4. ETL will permit references to ETL Testing Laboratories, Inc. in promotional or advertising material solely in connection with listed Products which bear the ETL Listing Mark, provided that in the opinion of ETL the promotional or advertising material is not in conflict with the findings and listing of ETL and that the reference to ETL Testing Laboratories, Inc. in no way tends to create a misleading impression as to the nature of ETL's findings, listing, labeling, and follow-up service and does not make use of any registered label of ETL. Except for the Registered ETL Trademark, no reference to ETL shall be used in advertising and promotional material supplied with the Product, and when such symbol is used, its text and appearance shall be as prescribed by a separate agreement.

     5. The ETL Listing Mark shall be obtained only when and in the manner authorized by ETL and subject to control of ETL. Unless otherwise specifically authorized by ETL, the ETL Listing Mark for use on or in connection with the Product shall be separable in form, such as labels, or may be applied directly to nameplates or other media as authorized by ETL.

     6. Orders for separable ETL Listing Marks shall be processed through ETL and shall not be filled without authorization by ETL. Separable ETL Listing Marks shall be obtained only as specified by ETL. When the ETL Listing Mark is applied directly to the Product by the manufacturer a facsimile of this Listing Mark as it will be used on the Product shall be submitted to ETL for approval. An initial inspection of the manufacturing facility is required prior to ETL authorizing the use of the Listing Mark on Products covered by this Agreement.

     7. Notwithstanding the manufacturing cost of labels or other means of applying the ETL Listing Mark to the Product is not paid by ETL, it is agreed that title to and the right of control of labels, markers or other means of marking shall be vested in ETL until such time as the ETL labels or markers are properly applied to the listed Product in accordance with this Agreement. ETL's representatives shall have the right, on demand, to acquire possession of any and all unused labels, markers, or other means for applying the ETL Listing Mark when in the judgement of ETL's representative such action is warranted.

     8. The Participant agrees that ETL in performing its functions in accordance with its objects and purposes does not assume or undertake to discharge any responsibility to any other party or parties. The Participant recognizes that the opinions and findings of ETL represent its judgement given with due consideration to the necessary limitations of practical operation and in accordance with its objects and purposes and agrees that ETL does not warrant or guarantee the correctness of its opinions or that its findings will be recognized or accepted by a third party.

     9. The Participant recognizes that many tests specified in the Requirements of ETL are inherently hazardous and agrees that ETL neither assumes nor accepts any responsibility for any injury or damage to the Participant's property or personnel that may occur during or as a result of tests, whenever performed, whether performed in whole or in part by the participant or ETL, and whether or not any equipment, facility, or personnel for or in connection with the test is furnished by the participant or ETL, except when such injury or damage results solely from an intentional act or gross negligence on the part of ETL's personnel.

     10. The Participant assumes full and complete responsibility for its use of the ETL Listing Mark and agrees that it will, through proper inspection or otherwise, determine that the Products bearing the ETL Listing mark have been made in compliance with the Requirements of ETL. The Participant agrees that its use of the ETL Listing Mark constitutes its declaration that the Products are listed by ETL and have been made in compliance with the Requirements of ETL.

     11. The Participant acknowledges that the manufacture, sale, delivery, shipment, distribution, or promotion of any Product utilizing a marking or description referring to ETL would mislead the public if such a Product is not eligible to use the marking or description or does not comply with the Requirements of ETL or if the ETL Listing Mark is used in any other way than as herein provided, and the breach of this contract in this respect could not adequately be compensated for in money damages. For these and other reasons, the Participant agrees that in the event of the breach of any of the terms and conditions of the Agreement, a temporary injunction may be issued at the insistence of ETL restraining the Participant from further use of the ETL Label or any other reference to ETL in any manner whatsoever, and from any further sale or offering for sale, delivery, or distribution of said Products bearing the ETL Listing Mark or any other reference to ETL and any other relief which may be deemed appropriate. Such temporary injunction shall not, however, restrain the sale and delivery of Products already bearing the ETL Listing Mark which have been previously found to be listed and to be in compliance with the Requirements of ETL at the time the ETL Listing Mark was applied to the Product. The granting or issuance of such temporary sanctions shall not affect the right of ETL to compensatory and punitive damages for the misuse of its ETL Listing Mark or its name, abbreviations, or symbol and shall be in addition to, and not in lieu of, any other s rights and remedies provided by this Agreement. The Participant agrees to hold ETL harmless and to defend and identify ETL against any loss, expense, liability, or damage, including reasonable attorney's fees, arising out of any misuse by the Participant of the ETL Listing Mark or arising out of any material breach by the Pas participant of the terms and conditions of this Agreement.

     12. The Participant shall establish and maintain a program of production, inspection, and tests so as to assure compliance of the Used Product with ETL Requirements.

     13. The Participant agrees that the Follow-Up Service of ETL, and any sampling, inspections, or tests conducted by ETL in connection therewith, is designed to serve only as a check on the means which the Manufacturer exercises to determine compliance of the Products with the Requirements and that the Participant is in no way relieved of his responsibility for the Products.

     14. During the continuance of the listing, representatives of ETL will make periodic examinations or tests of the Products at the factory or warehouse and may, from time to time, select samples from the factory to be sent to an ETL testing station, for examination or test to determine compliance with ETL's Requirements.

     15. ETL reserves the right, upon reasonable notice to the Participant, to re-evaluate ETL listed and labeled Product. This re-evaluation may be the result of field programs, a revision of the applicable safety standard, new information regarding the safety characteristics of materials used or other information that raises a question concerning the safety of the Product. The notice of re-evaluation shall contain an estimate of the fees involved.

     If preliminary studies indicate that the Product may be unsafe, ETL reserves the right to temporarily suspend the Product listing as well as the manufacturer's right to label the Product pending completion of the evaluation.

     If the additional testing and evaluation reveals that the Product is extremely dangerous or unsuspectingly hazardous, ETL shall notify the participant that the Product listing has been cancelled and that the right to affix an ETL Safety Label to the Product has been revoked. ETL shall also notify the public pursuant to the terms of this contract.

     Any re-evaluation necessitated as a result of information made available subsequent to the original Product evaluation, shall be performed at the participant's expense. Such additional testing and re-evaluation performed at the discretion of ETL does not in any way affect the maintenance of quality control of the manufacture of all Products currently listed by ETL and which are being labeled under contract arrangements with ETL.

     16. ETL's representative shall at all times during business hours or when the factory or storage facilities are in operation have free, unannounced and immediate access to the factories and other facilities wherein the Products, or any component thereof, may be fabricated, processed, finished, stored or located in order that such representative may properly perform his functions under the Follow-Up Service. The right of the ETL representative to obtain such free access to the factory or other such facilities shall not be conditioned upon the execution by him or ETL of any agreement, waiver or release which in any way purports to affect his legal rights or the rights or obligations of ETL, and any such document executed in contravention of this provision shall be without force or effect. ETL, however, shall direct ib representatives to comply with any local, state, federal, or plant regulations which may be applicable generally to the plant and Visiting personnel.

     17. The Participant shall promptly provide and maintain in good condition adequate and sufficient facilities and equipment when changes in Products production Volume, Requirements, listing or the Procedure so require. The Participant shall extend all necessary privileges and assistance to the ETL representative in order that such representative may properly perform his functions under the Follow-Up Service.

     18. Should examination or test of a Product disclose features which in the opinion of the ETL representative are not in compliance with the Requirements of ETL, the Participant will either correct such features or remove the ETL Listing Mark from such Products as are designated by the ETL representative. In the event of disagreement between the Participant and ETL's representative as to whether a Product is eligible to use the ETL Listing Mark the Participant may hold the Product at the designated location, pending appeal to and a decision by the ETL manager of Follow-Up Services, and shall make all ETL Listing Marks and means for applying ETL Listing Marks available at all reasonable times for inspection by the ETL representative.

     19. It is recognized that, as an independent organization testing for public safety, ETL Testing Laboratories, Inc., will from time to time notify the public concerning Products covered by this Agreement then or previously marketed which its investigations and tests disclose are extremely dangerous and unsuspectingly hazardous. ETL will use its best efforts to notify the participant prior to any notice given to third parties as contemplated herein of such a condition.

     20. ETL will refrain without the Participant's prior authorization in writing, from voluntarily disclosing to third parties proprietary information which is obtained by ETL in confidence from the Participant and which is not already available to the public or subsequently acquired from other sources without similar obligations. If ETL is served with a Subpoena, Subpoena Duces Tecum, or Court Order concerning the Participant's proprietary information or a report made by ETL, based upon the proprietary information, ETL shall immediately notify the Participant by sending a copy of said Subpoena, Subpoena Duces Tecum, or Court order, or other official Governmental request, with said notification. The Participant shall determine whether it wishes to contest the validity, scope, or content of said Subpoena, Subpoena Duces Tecum, or Court Order, and shall advise ETL. The costs incurred by ETL in contesting or complying with the Order or Subpoena including reasonable attorney's fees, shall be reimbursed by the participant immediately upon invoicing by ETL.

     21. It is understood that the cost of the investigation, listing, labeling and Follow-Up Service is defrayed by charges which vary according to the nature and extent of the follow-up needed. Charges for maintaining the listing and conducting the Follow-Up Service will be billed to the Applicant at current rates which may be changed from time to time as ETL may determine and upon written notice to the Applicant. It is understood that where an abnormal amount of time is required as a result of the Participant's failure to conform to ETL Requirements, or where the Participant's control procedures are below what is considered normal under the circumstances, the cost of the extra service shall also be billed to the Applicant. Applicant agrees to pay the charges for the investigation, listing, labeling, and Follow-Up Service upon presentation of invoices and shall be considered in default if the charges are not paid within thirty days after presentation of invoices.

     22. If a revision in the ETL Requirements is adopted or the Requirements are withdrawn during the term of this agreement, ETL shall determine the date by which use of the ETL Listing Mark under the Requirements shall terminate and shall notify the Participant of such date. Participant agrees to comply with any such notice. If the Requirements are revised, the continued listing of the Product and the rights of the Participant to use the ETL Listing Mark beyond the specified date shall be contingent on a revised Product being submitted to ETL, found to comply with the revised Requirements, or, if the Requirements are withdrawn, the listing of the Product shall be terminated on the specified date and the right to use the ETL Listing Mark with cease on that date. Where examination and or testing of the Product is necessary to determine its compliance with new or rented Requirements, the cost of such determination shall be charged to the Applicant on the same basis as a new Product submittal.

     23. If the Participant defaults in any of its obligations under this Agreement with ETL, which defaults may constitute a danger to the public, ETL may, at its election immediately terminate or suspend as to any listed Products affected by such default the rights or authority conferred by this Agreement without prejudice to any other rights ETL may have. If the Participant defaults in any of its financial obligations or other obligations under this agreement with ETL which do not constitute an immediate threat to the public, the Participant shall have thirty days after written notice of such default to cure the same prior to ETL's termination or suspension as to any Used Products affected by such defaults without prejudice to any other rights which ETL may have. The Participant understands that ETL may notify vendors, authorities, potential users, and others of any improper or unauthorized use of its ETL Listing Mark or any other reference to ETL, when in the judgement of ETL such notification is necessary in the interest of public safety or for ETL's own protection.

     24. Upon the occurrence of any of the following events or conditions, ETL may terminate in whole or in part as to any or all listed Products the rights or authority conferred by this Agreement upon not less than thirty days' written notice to the other party indicating an intention to terminate and specifying the proposed termination date: (a) Failure to use the ETL Listing Mark on the listed Product for a period of two (2) consecutive calendar years, (b) the filing of any voluntary or involuntary petition in bankruptcy by or with creditors of the Participant, (c) the making of any arrangement or composition with creditors of the Participant, ld) the appointment of receiver of the Participant, or (e) the voluntary or involuntary liquidation of the business of the Participant.

     25. Either party may, for any reason, terminate in whole or in part as to any or all listed Products the rights or authority conferred by this Agreement upon out less than (60) days' written notice to the other party.

     26. ANY notice of intention to terminate the Agreement shall specify the proposed termination date and shall be sufficient if sent by registered or certified mail return-receipt requested addressed to the party to be notified at his last known address. The 60-day period shall be deemed to commence upon the date of mailing of the notice in the United States Mail.

     27. Termination of this Agreement by whatever means shall not affect any liability of the parties existing as of the date of such termination, shall not relieve the Participant of his obligation of indemnity as to Products manufactured or distributed prior thereto, and shall not excuse the participant from paying any charges owing to ETL.

     28. Upon termination of any rights or authority conferred by this Agreement, the Participant shall, from and after the effective date of termination, discontinue his use of the ETL Listing Mark in connection with any Product which is the subject of such termination. In such a case, the ETL representative shall, upon demand, have the right to acquire possession of any unused ETL Listing Marks which were issued for use in connection with the Product which is the subject of such termination.

     29. Listing, Labeling, and Follow-Up Service shall be discontinued on any Product which, for any reason, is no longer eligible for listing.

     30. The rights running to Participant under this agreement may not be assigned to or acquired by any other person, firm, or Corporation without ETL's written authorization.

     31. This Agreement shall continue in effect for a period of one year from the date first above written and shall automatically be renewed thereafter for periods of one year, unless the termination rights provided for in this Agreement are exercised.

     32. The Participant may not hold ETL liable for any incorrect published listing of Product(s) in the Directory of ETL Listed Products, if ETL notifies all those to whom it has sent the most recent issue of the Listing Directory, as to the incorrect listing, unless the liability is as a result of intentional or willful act or ETL's gross negligence.

ETL TESTING LABORATORIES, INC.               Accepted by: MANSUR INDUSTRIES INC.
                                                          --------------------------
                                                          (Participant Company Name) or
                                                          (Manufacturer Company Name)


By:  /s/ STEVEN G. ROLL                      By: /s/ PAUL I. MANSUR
     ------------------------------             ----------------------------------------------------
     Steven G. Roll                             (Proprietor, Partner or Authorized Officer - Signature)

                                             By: Paul I. Mansur
                                                ----------------------------------------------------
                                                (Name of Authorized Individual - Printed or Typed)

Title: Chief Technical Officer               Title: Chief Executive Officer

Date Signed: 6/10/97                         Date Signed:      June 6, 1997
